EXHIBIT 99.1
This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.
Name of Designated Filer: Aqua Capital, Ltd.
Date of Event Requiring Statement: June 1, 2026
Issuer Name and Ticker or Trading Symbol: Energizer Holdings, Inc. [ ENR ]
AQUA CAPITAL, LTD.

By:	/s/ Richard Previdi
Name: Richard Previdi
Title: Attorney-in-fact

DURANGO CAPITAL, LTD.

By:	/s/ Richard Previdi
Name: Richard Previdi
Title: Attorney-in-fact

FUNDACION OMERINTA

By:	/s/ Richard Previdi
Name: Richard Previdi
Title: Attorney-in-fact

BRINZA INTERNATIONAL CORP

By:	/s/ Richard Previdi
Name: Richard Previdi
Title: Attorney-in-fact

FUNDACION BARNIZ

By:	/s/ Richard Previdi
Name: Richard Previdi
Title: Attorney-in-fact

ALFREDO JOSE DIEZ RAMIREZ

By:	/s/ Richard Previdi
Name: Richard Previdi
Title: Attorney-in-fact